                                                                  EXHIBIT 10(bf)


                                    AGREEMENT



                  AGREEMENT, dated as of November 29, 1995, among THE CLARIDGE HOTEL AND CASINO CORPORATION, a New York corporation ("CHCC"), ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership (the
"Partnership"), and THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation ("CPPI").

                  WHEREAS, it is proposed that CHCC, the Partnership, The Claridge of Park Place, Incorporated ("CPPI") and Philip J. Dion, as Trustee for the Valley of the Sun United Way (the "Seller"), enter into an Option Agreement (the "Option Agreement"), dated as of November 29, 1995, providing for the purchase by CHCC from the Seller of the Webb Payment (terms not defined herein shall have the meanings given to them in the Option Agreement); and

                  WHEREAS, CPPI is a wholly owned subsidiary of CHCC; and

                  WHEREAS, CHCC desires to enter into the Option Agreement and, upon exercise of the Option provided for therein, purchase the Webb Payment.

                  WHEREAS, CHCC has advised the Partnership that CHCC cannot and will not take such actions unless the Partnership participates in such transaction in accordance with the terms described herein.

                  WHEREAS, the Partnership is willing to provide such assurances to CHCC as are provided herein.

                  NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

                  1. As an inducement for CHCC and CPPI to enter into the Option Agreement, and, upon the terms and conditions set forth in the Option Agreement, to purchase the Option granted thereby and, upon exercise of the Option in accordance with the provisions set forth herein, to purchase the Webb Payment, the Partnership agrees as follows:

                           (a) Upon payment by CHCC of the Option Price and upon
receipt of all necessary approvals, paragraph (ii) under Section 1(b) of the Third Amendment to Operating Lease and Expansion Operating Lease, dated as of August 1, 1991 (the "Third Amendment"), between the Partnership and CPPI shall be amended to read in its entirety as follows:

                           (ii) the aggregate Abatement shall not exceed $39,320,000 for the period commencing on January 1, 1991 and ending on December 31, 1998; and

                           (b) If CHCC notifies the Partnership in writing of
CHCC's intention to exercise the Option before the date upon which the Option is exercised (and if the Partnership does not object to such exercise pursuant to Section 3 hereof), the Partnership shall (i) pay to CHCC or at the direction of CHCC, as the portion of the Purchase Price of the Option being paid by the Partnership, at least one day before the Purchase Price is to be paid to the Escrow Agent pursuant to Section 2.3 of the Option Agreement, an amount equal to the lesser of (x) $2,000,000 and (y) such portion of the cash that the Partnership then has on hand as is not required by the Partnership to pay its current operating expenses (together with a reasonable reserve therefor), and
(ii) no later than 14 days after payment of the Purchase Price to the Escrow Agent pursuant to Section 2.3 of the Option Agreement, deposit in the Distributing Trust such portion of the cash that the Partnership then has on hand (after making the payment provided for in clause (i) of this sentence) as is not required by the Partnership to pay its current operating expenses (together with a reasonable reserve therefor) and does not exceed the amount to be deposited (the "Required Amount") in the Distributing Trust pursuant to
Section 4(a) of the Escrow Agreement (the aggregate amounts so paid by the Partnership pursuant to clauses (i) and (ii) of this sentence being referred to as the "Contribution"); provided, however, that, if the amount to be deposited by the Partnership pursuant to clause (ii) of this sentence is less than the Required Amount, then the Partnership shall have no obligation to make such deposit unless it has received from CHCC a written certification that CHCC or CPPI has deposited with the Distributing Trust an amount equal to the excess of the Required Amount over the amount to be deposited by the Partnership pursuant to clause (ii) (and the Partnership and CHCC shall consult with each other to assure that their respective deposits under this proviso are made in the appropriate amounts and on a timely basis).

                           (c) If CHCC gives the Partnership the notice
contemplated by Section 1(b) and if the Escrow Agent delivers the Assignment Instrument to CHCC pursuant to Section 4(a) of the Escrow Agreement, then paragraph (ii) under Section 1(b) of the Third Amendment shall, upon receipt of all necessary approvals, be amended to change the dollar amount therein, as amended as provided in Section 1(a) hereof, from $39,320,000 to an amount equal to the sum of (x) $39,320,000 plus (y) the excess, if any, of (i) the quotient of (A) the sum of (1) the Purchase Price, plus (2) the Required Amount divided by (B) two over (ii) the Contribution.

                           (d) If the Escrow Agent returns to CHCC any amount
supplied by the Partnership for deposit with the Escrow Agent pursuant to
Section 1(b) hereof, CHCC shall promptly return such amount to the Partnership.

                  2. As an inducement for the Partnership to execute the Option Agreement, it is agreed that if the Escrow Agent delivers the Assignment Instrument to CHCC pursuant to Section 4(a) of the Escrow Agreement, then CHCC shall take such action as is appropriate to cancel the Webb Payment so that if and when, after the Escrow Agent makes the delivery of the Assignment Instrument pursuant to Section 4(a) of the Escrow Agreement, the Partnership, CHCC or CPPI deposits any amount in the Distributing Trust, no portion of the amount so deposited will be paid to CHCC, in its capacity as holder of the Webb Payment.

                  3. As an inducement for the Partnership to execute the Option Agreement, it is agreed that, if CHCC gives the Partnership the notice contemplated by Section 1(b) hereof, CHCC shall not exercise the Option unless at least thirty days before the date on which CHCC intends to exercise the Option, CHCC gives written notice of such intent to the Partnership and the Partnership does not, within such thirty-day period, notify CHCC in writing of its objection to such exercise.

                  4. As an inducement for the Partnership to execute the Option Agreement, it is agreed that on or before December 31, 1999, CHCC and the Partnership will engage in good faith negotiations with a view to reaching a mutually satisfactory agreement regarding payment of the amounts due, or extension of the time for payment of the amounts due, under the [expandable wraparound mortgage due 2000].

                  5. CHCC agrees to indemnify the General Partners of the Partnership on demand against, and hold each such person harmless from, all losses, judgments, amounts paid in settlement of actions, all claims, liabilities, taxes, cost, damages and expenses (including but not limited to reasonable attorneys' fees and disbursements) as incurred, accruing from or resulting by reason of any action, proceeding or claim arising out of the execution and delivery of the Option Agreement or this Agreement or any transaction contemplated by the Option Agreement or this Agreement. CPPI, acknowledging that it is a creditor of the Partnership, consents to the payments to be made by the Partnership hereunder.

                  6. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein.

                  7. Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, however such succession is effected and whether or not such succession is permitted by this Agreement (including any succession that may occur by sale of securities or assets, assignment, merger, reverse merger, consolidation, operation of law or, without limitation, otherwise), provided that no such succession will relieve any party of its obligations under this Agreement. Neither this Agreement, nor any of the rights or obligations hereunder, may be assigned by either party to this Agreement without the written consent of the other party hereto.

                  8. Notices and Other Communications. Any notice or other communication required or permitted to be given under this Agreement must be in writing and will be deemed effective when delivered in person or sent by facsimile, cable, telegram or telex, or by overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

                  If to the Buyer to:

                           The Claridge Hotel and Casino Corporation
                           Boardwalk & Park Place
                           Atlantic City, New Jersey 08401
                           Attention: Frank A. Bellis, Jr., Esq.
                           Telephone: (609) 340-3400
                           Telecopier: (609) 340-3589

                  With a copy to:

                           Rogers & Wells
                           200 Park Avenue
                           New York, New York 10166
                           Attention: Leonard B. Mackey, Jr., Esq.
                           Telephone: (212) 878-8489
                           Telecopier: (212) 878-8375

                  If to the Partnership:

                           Atlantic City Boardwalk Associates, L.P.
                           2880 W. Meade Avenue
                           Suite 204
                           Las Vegas, Nevada 89102
                           Attention:  Anthony C. Atchley
                           Telephone:  (702) 253-7662
                           Telecopier: (702) 253-7663

                  With a copy to:

                           Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. 65 Livingston Avenue
                           Roseland, New Jersey 07068
                           Attention:  Peter H. Ehrenberg
                           Telephone:  (201) 992-8700
                           Telecopier: (201) 992-5820


The parties to this Agreement may change the address to which notices or other communications are to be sent by a notice to the other given as provided in this
Section 8.

                  9. Amendment and Waiver. Any provision of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by a document in writing signed by the parties to this Agreement who are entitled to the benefit thereof.

                  10. Governing Law. This Agreement will be governed by, and construed under, the laws of the State of New York.

                  11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

                  12. New Jersey Casino Control Act. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall be deemed to include all provisions required by the New Jersey Casino Control Act (the "Act"), and shall be conditioned upon the approval of the CCC. To the extent that anything in this Agreement is inconsistent with the Act, the provisions of the Act shall govern. All provisions of the Act, to the extent required by law to be included in this Agreement, are incorporated by reference as if fully restated in this Agreement.

                  13. No Personal Liability. Each of the parties hereto hereby acknowledges that none of the General Partners of the Partnership shall have any personal liability or other obligation with respect to any agreement or obligation of the Partnership under this Agreement, any such liability or obligation being payable solely out of any assets the Partnership may from time to time have available therefor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                        THE CLARIDGE HOTEL AND CASINO CORPORATION


                        By:  /s/ Robert M. Renneisen
                             -----------------------------
                             Name: Robert M. Renneisen
                             Title:President/Chief Executive Officer



                        ATLANTIC CITY BOARDWALK ASSOCIATES, L.P.


                        By: /s/ Anthony C. Atchley
                             -----------------------------
                            Name:  Anthony Atchley
                            Title: General Partner



                         By: /s/ Gerald C. Heetland
                             -----------------------------
                             Name:  Gerald C. Heetland
                             Title: General Partner



                         THE CLARIDGE AT PARK PLACE, INCORPORATED


                         By: /s/ Robert M. Renneisen
                             -----------------------------
                            Name: Robert M. Renneisen
                            Title: Vice Chairman/Chief Executive Officer